Exhibit 10.1

EXECUTION VERSION

CONSENT AND AMENDMENT 9

TO TERM LOAN AGREEMENT

THIS CONSENT AND AMENDMENT 9 TO TERM LOAN AGREEMENT, dated as of May 11, 2020 (this “Amendment”), is made among TearLab Corporation, a Delaware corporation (“Borrower”), the subsidiary guarantors listed on the signature pages hereof under the heading “SUBSIDIARY GUARANTORS” (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), and the lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement referred to below.

RECITALS

WHEREAS, the Borrower and the Lenders are parties to a Term Loan Agreement, dated as of March 4, 2015 (as amended by the Omnibus Amendment Agreement, dated as of April 2, 2015, Amendment 2, dated as of August 6, 2015, Amendment 3, dated as of December 31, 2015, Amendment 4, dated as of April 7, 2016, Amendment 5, dated as of October 12, 2017, Amendment 6, dated as of April 4, 2018, Amendment 7, dated as of November 12, 2018, and Amendment 8, dated as of October 4, 2019, and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), with the Subsidiary Guarantors from time to time party thereto.

WHEREAS, the Borrower intends to consummate the transactions substantially as contemplated in Exhibit A hereto, with such modifications as the Lenders may approve in their reasonable discretion (collectively, the “Accelmed Transactions”).

WHEREAS, the Borrower has requested that (x) the Lenders consent to the consummation of the Accelmed Transactions and (y) the Loan Agreement be amended to provide for certain modifications of the terms of the Loan Agreement.

WHEREAS, the Lenders are willing to (x) provide their consent to the consummation of the Accelmed Transactions and (y) amend the Loan Agreement, in each case, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

Section 1. Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

Section 2. Consent. As of the Amendment 9 Effective Date (as defined below), subject to the other terms and conditions of this Amendment, the Lenders hereby consent to the consummation of the Accelmed Transactions. The above consent shall not otherwise modify or affect the Obligors’ obligations to comply fully with any other duty, term, condition or covenant contained in the Loan Agreement or any other Loan Document in the future and is limited solely to the matters set forth in this Section 2. Nothing contained in this Amendment shall be deemed to constitute a waiver of any duty, term, condition or covenant contained in the Loan Agreement or any other Loan Documents in the future, or any other rights or remedies any Lender may have under the Loan Agreement or any other Loan Documents or under applicable law.

Section 3. Amendment 9 Effective Date Amendments. Upon satisfaction of the Amendment 9 Effective Date Conditions set forth in Section 5 below, the Loan Agreement shall hereby be amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

“Accelmed” means Accelmed Partners II L.P., a Cayman Islands exempted limited partnership.

“Amendment 9 Effective Date” means May 11, 2020.

“Merger Agreement” means that certain Agreement and Plan of Merger entered into on the Amendment 9 Effective Date by Accelmed, Accelmed Merger Sub, Inc., a Delaware corporation, and Borrower.

“Partial Principal Prepayment Amount” means an aggregate principal amount of the Loans equal to $694,417.68.

“Trigger Exchange Agreement” means the Trigger Exchange Agreement dated as of the Amendment 9 Effective Date among Borrower and the Lenders.

“Trigger Exchange Closing” means the “Closing” under and as defined in the Trigger Exchange Agreement.

(b) Section 3.03 of the Loan Agreement is hereby amended by adding a new Section 3.03(b)(iii) thereof to read, in its entirety, as follows:

(iii) Common Stock. On the Amendment 9 Effective Date, Borrower shall prepay the Loans in an aggregate outstanding principal amount equal to the Partial Principal Prepayment Amount by issuing ratably to the Lenders 11,850,131 shares of the common stock of Borrower, free and clear of all Liens, in exchange for and full satisfaction of the Partial Principal Prepayment Amount, all pursuant to and in accordance with the Trigger Exchange Agreement. Borrower and Lenders reaffirm and agree that, as of the Amendment 9 Effective Date, immediately after giving effect to the Trigger Exchange Closing, (A) the outstanding principal amount of the Loans owed by Borrower to each Lender is set forth on Schedule 3.03(b)(iii) hereto and (B) the aggregate outstanding principal amount of the Loans shall have been satisfied and discharged in an aggregate principal amount equal to the Partial Principal Prepayment Amount. For the avoidance of doubt, all accrued and unpaid interest on the Loans shall remain outstanding.

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(c) Schedules to the Loan Agreement is hereby amended by adding Schedule 3.03(b)(iii) hereto as a new Schedule 3.03(b)(iii) thereto.

Section 4. Accelmed Closing Date Amendments. Upon satisfaction of the Accelmed Closing Date Conditions set forth in Section 6 below, the Loan Agreement shall hereby be further amended as follows:

(a) The Loan Agreement, as otherwise amended, restated, supplemented or otherwise modified prior to the Accelmed Closing Date, is hereby further amended and for ease of reference restated (after giving effect to this Amendment) in the form of Exhibit B hereto (the Loan Agreement, as so amended by this Amendment, being referred to as the “Amended Loan Agreement”).

(b) Schedule 1 to the Loan Agreement is hereby amended to read as provided on Schedule 1 hereto.

Section 5. Amendment 9 Effective Date Conditions. This Amendment shall be effective as of the Business Day on which the following conditions precedent are first satisfied (such conditions, the “Amendment 9 Effective Date Conditions” and such date, the “Amendment 9 Effective Date”):

(a) The Obligors and all of the Lenders shall have duly executed and delivered this Amendment.

(b) The Borrower shall have delivered to the Lenders a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Lenders, certifying that, after giving effect to the transactions occurring on the Amendment 9 Effective Date, in the aggregate, 11,850,131 shares of common stock of the Borrower have been issued ratably to the Lenders pursuant to Section 3.03(b)(iii) of the Loan Agreement (as amended on the Amendment 9 Effective Date) and each Lender’s portion of such shares shall have been registered in the name of the applicable Lender.

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(c) Accelmed (as defined in Section 3(a) above) and all of the Lenders shall have duly executed and delivered that certain Transaction Agreement dated as of May 11, 2020 by and among the Lenders and Accelmed (the “Transaction Agreement”), together with all schedules and exhibits thereto, and the Transaction Agreement shall remain in full force and effect.

(d) The Borrower shall have delivered to the Lenders a copy of each of the Merger Agreement (as defined in Section 3(a) above) and the Trigger Exchange Agreement (as defined in Section 3(a) above) fully executed, together with all schedules and exhibits thereto, and in each case certified by a Responsible Officer of the Borrower to be true and correct as of the date of such delivery.

(e) If so requested by any Lender, a new promissory note shall be issued by the Borrower to such Lender evidencing the outstanding principal amount of the Loans after giving effect to the prepayment described in Section 3(b) above.

(f) The representations and warranties in Section 7 shall be true in all material respects on the date hereof and on and as of the Amendment 9 Effective Date.

(g) The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.

Section 6. Accelmed Closing Date Conditions. The amendments described in Section 3 and Section 4 above shall be effective as of the Business Day on which the following conditions precedent are first satisfied (such conditions, the “Accelmed Closing Date Conditions” and such date, the “Accelmed Closing Date”):

(a) Each Obligor shall have delivered to the Lenders (i) certified copies of the constitutive documents of such Obligor and (ii) resolutions of the board of directors (or shareholders, if applicable) of such Obligor authorizing the making and performance by it of this Amendment and the other Loan Documents to which it is a party, in each case certified by a secretary of such Obligor to be true and correct as of the Accelmed Closing Date and in form and substance reasonably satisfactory to the Lenders.

(b) The Lenders shall have received certificates of good standing (or equivalent), dated no earlier than five (5) calendar days prior to the Accelmed Closing Date, from the state or other jurisdiction of organization or formation of each Obligor.

(c) The Lenders shall have received:

(i) the full amount of the prepayment described in Section 3.03(b)(iv) of the Amended Loan Agreement; and

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(ii) evidence of the contribution from Accelmed to the Borrower in the amount of $4,500,000 pursuant to Section 8.1 of the Transaction Agreement.

(d) Accelmed shall have fully paid the Merger Consideration (as defined in the Merger Agreement).

(e) The Lenders shall have received a certificate of a Responsible Officer of each Obligor, certifying that (x) no Event of Default has occurred and is continuing under the Amended Loan Agreement after giving effect to the Accelmed Transactions; and (y) the “Closing” (as such term is defined in the Merger Agreement) has occurred on the date of such certificate on the terms set forth in the Merger Agreement and, during the period between the Amendment 9 Effective Date and the date on which such “Closing” occurs, no provision of the Merger Agreement (as in effect on the Amendment 9 Effective Date) has been waived, amended, supplemented, or otherwise modified in a manner materially adverse to the Lenders without the consent of the Lenders.

(f) The Borrower shall have delivered to the Lenders copies of all material agreements contemplated by the Accelmed Transactions to which the Borrower is a party, fully executed, together with all schedules and exhibits thereto and certified by a Responsible Officer of the Borrower to be true and correct as of the date of such delivery.

(g) The Borrower shall have delivered to the Lenders a certificate of a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Lenders, certifying that after giving effect to the transactions occurring on the Accelmed Closing Date, in the aggregate:

(i) the number of shares of common stock of the Borrower representing 28.6% of the total issued and outstanding shares of common stock of the Borrower as of the Accelmed Closing Date have been issued ratably to the Lenders pursuant to Section 7.1.1 of the Transaction Agreement and each Lender’s portion of such shares shall have been registered in the name of the applicable Lender; and

(ii) the number of shares of series A preferred stock of the Borrower representing 28.6% of the total issued and outstanding shares of series A preferred stock of the Borrower as of the Accelmed Closing Date have been issued ratably to the Lenders pursuant to Section 7.1.2 of the Transaction Agreement and each Lender’s portion of such shares shall have been registered in the name of the applicable Lender.

(h) If so requested by any Lender, a new promissory note shall be issued by the Borrower to such Lender evidencing the outstanding principal amount of the Loans after giving effect to all prepayments of the Loans and/or adjustments to the outstanding principal amount of the Loans contemplated by the Accelmed Transactions.

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(i) The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with (x) this Amendment, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Amended Loan Agreement, or (y) the Accelmed Transactions.

(j) The representations and warranties in Section 7 shall be true in all material respects on and as of the Accelmed Closing Date.

Notwithstanding anything to the contrary contained in this Amendment, the parties hereto understand and agree that the transactions contemplated hereby (including, for the avoidance of doubt, the Accelmed Transactions) shall occur in the order set forth on Exhibit A hereto (or as otherwise agreed by the parties hereto).

Section 7. Representations and Warranties; Reaffirmation.

(a) Each Obligor hereby represents and warrants to each Lender as follows:

(i) Such Obligor has full power, authority and legal right to make and perform this Amendment. This Amendment is within such Obligor’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, other than filings required to be made with the Securities and Exchange Commission, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

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(ii) No Default has occurred or is continuing or will result immediately after giving effect to this Amendment or the consummation of the Accelmed Transactions.

(iii) Except as disclosed by the Borrower in the Borrower’s public filings with the SEC, and after giving effect to this Amendment, the representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are true in all material respects (taking into account (x) any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto, and (y) the Accelmed Transactions, the Merger Agreement, the Transaction Agreement and the Trigger Exchange Agreement and the transactions contemplated thereby), except that such representations and warranties that refer to a specific earlier date were true in all material respects on such earlier date.

(iv) Except as disclosed by the Borrower in the Borrower’s public filings with the SEC, and after giving effect to this Amendment, there has been no Material Adverse Effect since the date of the Borrower’s most recent financial statements.

(b) Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, each Obligor acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

Section 8. Release. As a material part of the consideration for the Lenders entering into this Agreement (this Section 8 being the “Release Provision”):

(a) By their respective signatures below, the Obligors hereby agree that the Lenders, each of their respective Affiliates and the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Loan Documents on or prior to the Amendment 9 Effective Date.

(b) Each Obligor hereby acknowledges, represents and warrants to the Lender Group that:

(i) it has read and understands the effect of the Release Provision. Each Obligor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Obligor has read and considered the Release Provision and advised such Obligor with respect to the same. Before execution of this Amendment, such Obligor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

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(ii) no Obligor is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Obligor acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) each Obligor has executed this Amendment and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) the Obligors are the sole owners of the claims released by the Release Provision, and no Obligor has heretofore conveyed or assigned any interest in any such claim to any other Person.

(c) Each Obligor understands that the Release Provision was a material consideration in the agreement of the Lenders to enter into this Amendment. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Lenders under the Loan Documents.

Section 9. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. Each Obligor agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 9 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

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(c) Waiver of Jury Trial. EACH OBLIGOR AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10. Miscellaneous.

(a) No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b) Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d) Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(f) Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

TEARLAB CORPORATION

By:	/s/ Seph Jensen
Name:	Seph Jensen
Title:	Chief Executive Officer

SUBSIDIARY GUARANTORS

TEARLAB RESEARCH, INC.

By:	/s/ Seph Jensen
Name:	Seph Jensen
Title:	Chief Executive Officer

OCUHUB HOLDINGS, INC.

By:	/s/ Seph Jensen
Name:	Seph Jensen
Title:	Chief Executive Officer

OCCULOGIX CANADA CORP.

By:	/s/ Seph Jensen
Name:	Seph Jensen
Title:	Chief Executive Officer

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.

By:	CAPITAL ROYALTY PARTNERS II GP L.P.,
its General Partner

	By:	CAPITAL ROYALTY PARTNERS II GP LLC,
its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II (CAYMAN) AIV L.P.

By:	CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P.,
its General Partner

	By:	CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC,
its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.

By:	CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P.,
its General Partner

	By:	CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC,
its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.

By:	CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P.,
its General Partner

	By:	CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC,
its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.

By:	PARALLEL INVESTMENT OPPORTUNITIES
PARTNERS II GP L.P., its General Partner

	By:	PARALLEL INVESTMENT OPPORTUNITIES
PARTNERS II GP L.P., its General Partner

	By:	/s/ Nathan Hukill
	Name:	Nathan Hukill
	Title:	Authorized Signatory